Exhibit 31.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECURITIES EXCHANGE ACT OF 1934 RULES 13a-14(a) AND 15d-14(a)

AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerrit Dispersyn, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Phio Pharmaceuticals Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2022

/s/ Gerrit Dispersyn
Gerrit Dispersyn, Dr. Med. Sec.
President and Chief Executive Officer
(as Principal Executive and Financial Officer)